UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant To Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): October 12, 2007

ALLTEL CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Delaware	1-4996	34-0868285
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
   One Allied Drive, Little Rock, Arkansas 72202
(Address of Principal Executive Offices, Including Zip Code)

(501) 905-8000
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.04. Temporary Suspension of Trading under Registrant’s Employee Benefit Plans.

On October 12, 2007, Alltel Corporation (the “Company”) sent a notice to participants in the Alltel 401(k) Plan (the “Plan”) regarding an upcoming trading suspension period.  The trading suspension period is expected to begin within a few days prior to the closing of the proposed merger between the Company and Atlantis Holdings LLC, an entity controlled by private investment funds affiliated with TPG Partners V, L.P. and GS Capital Partners Fund VI (the “Merger”), and end a few days after the closing of the Merger.  If the closing of the Merger is delayed, the trading suspension period may be extended, or may be rescheduled.  The Company expects the trading suspension period to begin the week of November 11, 2007 and end the week of November 18, 2007.  However, as of October 12, 2007 the closing date of the Merger had not been determined.

Also on October 12, 2007, the Company sent a notice to its directors and executive officers informing them that they will be prohibited during the trading suspension period from directly or indirectly purchasing, selling or otherwise acquiring or transferring shares of the Company’s common stock or certain derivative securities, such as stock options, if the director or executive officer acquired such securities in connection with his or her service as a director or executive officer. A copy of the notice is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Directors and executive officers can contact Holly Larkin with questions about the trading suspension period. Ms. Larkin’s address is One Allied Drive, Little Rock, Arkansas 72202 and her telephone number is (501) 905-8000.

Item 9.01             Financial Statements and Exhibits.

(d) Exhibits.

99.1	Notice dated October 12, 2007 to Directors and Executive Officers of Alltel Corporation Regarding 401(k) Trading Suspension

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

                    ALLTEL CORPORATION

    By: /s/   Sharilyn S. Gasaway
    Name: Sharilyn S. Gasaway
    Title: Executive Vice President -
    Chief Financial Officer

Dated: October 15, 2007

EXHIBIT INDEX

Exhibit No.                           Description

Exhibit 99.1                          Notice dated October 12, 2007 to Directors and Executive Officers of Alltel Corporation Regarding 401(k) Trading Suspension